                      SARA LEE CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                        (in millions, except per share data)          EXHIBIT 11

                                                                        FOR THE PERIODS ENDED MARCH 27, 1999
                                                       -----------------------------------------------------------------------
                                                            THIRTEEN WEEKS ENDED                   THIRTY-NINE WEEKS ENDED
                                                       --------------------------------      ---------------------------------
                                                           Basic             Diluted              Basic             Diluted
                                                       -------------     --------------      --------------     --------------
EARNINGS:

Net income                                              $       245       $        245        $        905       $        905

Less:  Dividends on Preferred Stock,
       net of tax benefits                                       (3)                 -                  (9)                 -

       Adjustment attributable to conversion of
       ESOP Convertible Preferred Stock                           -                 (1)                  -                 (3)
                                                       -------------     --------------      --------------     --------------

Net Income Available for Common Stockholders            $       242       $        244        $        896       $        902
                                                       -------------     --------------      --------------     --------------
                                                       -------------     --------------      --------------     --------------




SHARES:

Weighted Average Shares Outstanding                             903                903                 908                908

 Common Stock Equivalents :

         Stock Options                                            -                  9                   -                 11

         ESOP Convertible Preferred Stock                         -                 30                   -                 30

         Restricted Stock and Other                               -                  5                   -                  4
                                                       -------------     --------------      --------------     --------------

Adjusted Weighted Average Shares Outstanding                    903                947                 908                953
                                                       -------------     --------------      --------------     --------------
                                                       -------------     --------------      --------------     --------------



NET INCOME PER COMMON SHARE                             $      0.27       $       0.26        $       0.99       $       0.95
                                                       -------------     --------------      --------------     --------------
                                                       -------------     --------------      --------------     --------------

                      SARA LEE CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF NET INCOME PER COMMON SHARE       EXHIBIT 11
                        (in millions, except per share data)         (continued)


                                                                             FOR THE PERIODS ENDED MARCH 28, 1998
                                                           ----------------------------------------------------------------------
                                                                  THIRTEEN WEEKS ENDED                 THIRTY-NINE WEEKS ENDED
                                                           ---------------------------------     --------------------------------
                                                                Basic             Diluted              Basic           Diluted
                                                           --------------    ---------------     ---------------   --------------
EARNINGS:

Net Income (Loss)                                           $        227      $         227       $        (826)    $       (826)

Less:  Dividends on Preferred Stocks,
       net of tax benefits                                            (4)                 -                 (12)             (12)

       Adjustment attributable to conversion of
       ESOP Convertible Preferred Stock                                -                 (1)                  -                -
                                                           --------------    ---------------     ---------------   --------------

Net Income (Loss) Applicable to Common Stockholders         $        223      $         226       $        (838)    $       (838)
                                                           --------------    ---------------     ---------------   --------------
                                                           --------------    ---------------     ---------------   --------------



SHARES:


Weighted Average Shares Outstanding                                  934                934                 944              944

Common Stock Equivalents:

           Stock Options                                               -                 16                   -                -

           ESOP Convertible Preferred Stock                            -                 34                   -                -

           Restricted Stock and Other                                  -                  4                   -                -
                                                           --------------    ---------------     ---------------   --------------

Adjusted Weighted Average Shares Outstanding                         934                988                 944              944
                                                           --------------    ---------------     ---------------   --------------
                                                           --------------    ---------------     ---------------   --------------

NET INCOME (LOSS) PER COMMON SHARE                          $       0.24      $        0.23       $       (0.89)    $      (0.89)
                                                           --------------    ---------------     ---------------   --------------
                                                           --------------    ---------------     ---------------   --------------



                                                                         Page 24